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                                                                    EXHIBIT 10.3

[PREMIUM STANDARD FARMS LOGO]

                             PREMIUM STANDARD FARMS
                           LONG TERM INCENTIVE PROGRAM


                                 FY2005 - FY2007



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                             PREMIUM STANDARD FARMS
                         LONG TERM INCENTIVE PLAN (LTIP)
                                  "AT A GLANCE"



PURPOSE:                 Encourage sustained growth of the Company.
                         Provide key executives with capital accumulation opportunity.
                         Encourage retention and motivation of key PSF executives.

ELIGIBILITY:             Senior managers of PSF who are responsible for the
                         leadership and accountability of the
                         long-term growth and earnings of PSF as determined by PSF Compensation Committee.

PERFORMANCE              3 Years  -  April 1, 2004 through March 31, 2007
PERIOD:

PERFORMANCE              Return on Net Assets  (RONA)
MEASURE:

PERFORMANCE              Threshold:       8% RONA will pay at 30% of pool
TARGETS:                 Goal:            12% RONA will pay at 100% of pool
                         Stretch Goal:    15% Increase for each 1% increase
                                          in RONA over Target. Example:  12%
                                          RONA will pay at 100% and 13% RONA
                                          will pay at 115%.

PARTICIPANT'S            Assigned by the CEO at the inception of the LTIP
                         period.
SHARE OF POOL:           Each participant's percentage share of the Pool
                         determines annual eligible LTIP award.

PARTICIPANT'S            Divided into two sections: Incentive and Discretionary:
AWARD:                   Incentive:        Two-thirds of the earned LTIP
                                           award is allocated to incentives
                                           based on RONA.
                         Discretionary:    One-third of the earned LTIP award
                                           is allocated to discretionary
                                           objectives based on overall
                                           performance and effort at the end of
                                           each year.

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VESTING:                 One-Third at the end of each fiscal Year

DEFERRED COMPENSATION:   At the option of the participant

ADMINISTRATION:          The Compensation Committee of PSF shall be responsible
                         for the administration and interpretation of all plan provisions.


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                             PREMIUM STANDARD FARMS
                         LONG TERM INCENTIVE PLAN (LTIP)
                                     SUMMARY


PURPOSE

The senior leadership of PSF wanted to create a total compensation rewards program that encouraged key executives to stay with the Company over a period of time and to commit to strategic business objectives designed to give the Company a competitive edge in the market place while encouraging long-term growth and profitability. When achieved, PSF would reward key executives in such a way to ensure our long-term compensation practices are competitive with long-term plans offered by both public and private companies. Further, the plan is designed to encourage teamwork among top executives while providing opportunities to be individually recognized and rewarded for exceptional effort and performance.

ELIGIBILITY

Senior managers selected by the PSF Compensation Committee are eligible to participate in the LTIP. Selected participants are charged with the responsibility of providing superior leadership and accountability for long-term earnings growth.

PERFORMANCE PERIOD

The LTIP period begins on April 1, 2004 and concludes on March 31, 2007. The plan is a rolling three year plan based on three years of performance.

PERFORMANCE MEASUREMENT

The LTIP uses Return on Net Assets (RONA) as the singular performance measurement on the incentive portion during the entire LTIP performance period.

RONA as a performance measurement will include both operating and non-operating earnings (before interest and taxes) and will be determined after accruing for the cost of this long-term plan (post-accrual earnings). Deferred taxes will be excluded from the RONA calculation.

PARTICIPANT'S SHARE OF THE POOL

All eligible executives are assigned a percentage of base pay that will be paid if the RONA goals are met. The percentage is usually granted by the CEO at the beginning of the LTIP period. Once assigned, each participating executive can compute their individual annual amount by multiplying their percentage by their annual salary.


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PARTICIPANT'S LTIP AWARDS

All LTIP awards are divided into two sections:  Incentive and Discretionary.

Incentive

The incentive portion of the LTIP is determined at the beginning of the LTIP period and represents two-thirds of the participants eligible payment. The incentive portion of the LTIP is awarded based on RONA achievement.

Discretionary Pool

The discretionary portion of the LTIP is determined at the conclusion of the LTIP period and represents one-third of the participants eligible payment. The discretionary portion of the LTIP is based on the assessment of the CEO at the conclusion of the LTIP period and is generally determined by the participants' overall performance during the LTIP period. Since this portion of the LTIP is completely discretionary, it may be more, less, or the same as what was computed using one-third of the participants total Pool as a base.

VESTING

Vesting of a Participants Incentive Pool interest is based on continued employment with Premium Standard Farms:

     o    One-Third of Incentive Pool vests at end of 1st Year (3/31/05)

     o    One-Third of Incentive Pool vests at end of 2nd Year (3/31/06)

     o    One-Third of Incentive Pool vests at end of 3rd Year (3/31/07)

     o There is no vesting schedule associated with the Discretionary portion of the LTIP. All discretionary awards pay out shortly after the conclusion of the LTIP period provided the participant has continued employment with the Company.

Full vesting rights are accorded executives who leave the Company due to death, disability or at normal retirement age during the performance period. Executives that transfer to ContiGroup or another company under PSF Holdings Inc. will retain a pro-rata interest in the PSF LTIP assuming all other criteria are met.

Special vesting and funding rules apply if the Company is sold or in the event of an initial public offering (IPO) during the performance period. Should this occur the PSF Compensation Committee would review the circumstances and determine the appropriate course of action to take at that time.

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DEFERRED COMPENSATION

LTIP awards received at the conclusion of the LTIP period can be completely or partially deferred however, the decision to defer compensation must be made at least by the end of the calendar year preceding the actual award declaration. The conditions and provisions of this benefit are detailed in the PSF Deferred Compensation Plan Summary Plan Description. Contact the Vice President of Human Resources for a copy.

ADMINISTRATION

The Compensation Committee of the Board of Directors shall approve the administration of the LTIP. The Compensation Committee shall have the sole responsibility for the interpretation of all LTIP requirements and the payment of LTIP benefits. While the Compensation Committee generally expects the earning expectations and the thresholds to remain in tact during the entire LTIP period, they do reserve the right to alter or modify the earnings expectations and RONA thresholds during the LTIP period in the event of unforeseen and extraordinary events. Additionally, the Compensation Committee may modify the provisions of the LTIP where there are major capital infusions or major withdrawal of capital during the LTIP period. The Compensation Committee also has the right to add and delete participants, subject to vesting, at their discretion.


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